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                                                                    EXHIBIT 99.1
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               CASINO AMERICA, INC. ANNOUNCES MANAGEMENT CHANGES

     BILOXI, Miss., July 12 /PRNewswire/ -- Casino America, Inc. (Nasdaq: CSNO) announced today that John M. Gallaway, President of the Company, has accepted the resignations of Juris Basens, Chief Operating Officer of Casino America, Inc., and Dave Paltzik, Vice President of Marketing. Mr. Gallaway stated that he was assuming the position of Chief Operating Officer, and that a search had previously been instituted to fill the Vice President of Marketing position.

Casino America, Inc. owns and operates four riverboat and dockside casinos. The Company currently operates the Isle of Capri Casino in Biloxi, Mississippi, the Isle of Capri Casino in Vicksburg, Mississippi, the Isle of Capri Casino in Bossier City, Louisiana and the Isle of Capri Casino in Lake Charles, Louisiana. The Isle of Capri Casino - Bossier City, and the Isle of Capri - Lake Charles are joint ventures between Casino America, Inc. and Louisiana Downs, Inc.
     -0-                           7/12/96
     /CONTACT: Allan B. Solomon, Executive Vice President, 407-995-6660, Rex Yeisley, Chief Financial Officer, 601-436-7052, both of Casino America, Inc./
     /Other Casino America, Inc. press releases and a corporate profile are available by fax at no charge by calling 800-758-5804, ext. 145913./
     (CSNO)